Exhibit 99.1

PRESS RELEASE April 3, 2006 7:00 am

Arrowhead Research Agrees to Provide $10 Million Additional Funding for

Calando Pharmaceuticals, Inc.

Capital to be used to accelerate preclinical trials and facilitate collaborations

PASADENA, Calif., April 3, 2006 — Arrowhead Research Corporation (Nasdaq:ARWR) announced today that it has agreed to contribute up to $10 million in additional capital to its majority-owned subsidiary Calando Pharmaceuticals, Inc. The additional capital will allow Calando to accelerate preclinical testing of its RNAi therapeutics and to facilitate additional collaborations with large biotech and pharmaceutical companies.

“Calando has generated a great deal of excitement in both the scientific and investment communities over the last year,” said R. Bruce Stewart, Arrowhead’s Chairman. “Calando’s technology offers the potential of an enabling and powerful solution to the systemic delivery of RNAi—an effective, targeting delivery system.”

“In addition to providing financial resources, the partnership with Arrowhead enables us to concentrate our efforts on the development of RNAi therapeutics while not having to be burdened with many day to day administrative issues,” said John Petrovich, Calando’s CEO. “Arrowhead provides complementary management, financial and strategic planning expertise which will be invaluable to Calando’s long term success”.

Calando’s proprietary platform for the delivery of siRNA therapeutics is based on linear cyclodextrin polymers. The polymers and siRNAs self-assemble into nanoparticles of approximately 50-100 nm diameter that protect the siRNAs from degradation in the bloodstream. Targeting ligands steer the RNA-containing nanoparticles to targeted cells, and the nanoparticles are taken into the cells. Once inside the cells, chemistry built into the polymers functions to unpackage and release the siRNAs enabling them to perform their gene-silencing function.

For more information about Calando and its technology, please visit Calando’s website at www.calandopharma.com.

About Arrowhead Research Corporation

Arrowhead Research Corporation (www.arrowheadresearch.com) is a diversified nanotechnology company structured to commercialize products expected to have revolutionary impacts on a variety of industries, including materials, electronics, life sciences, and energy.

There are three strategic components to Arrowhead’s business model:

•

Outsourced R&D Program: Arrowhead identifies patented or patent-pending technologies at universities or government labs and funds additional development of those technologies in exchange for exclusive rights to commercialize the resulting prototypes. Leveraging the resources and infrastructure of these institutions provides

Arrowhead with a cost-effective development pipeline. Currently, Arrowhead is supporting efforts in drug discovery tools, stem cell technology and nanoelectronics at the California Institute of Technology, Stanford University and Duke University, respectively.

•	Commercialization Program: After prototypes have been sufficiently developed in the laboratories, Arrowhead forms or acquires majority-owned subsidiaries to commercialize the technology and provides the subsidiaries with strategic, managerial and operational support. By doing so, each research team is able to maintain focus on its specific technology and each management team can focus on specific markets, increasing the likelihood of successful technological development and commercialization. At present, Arrowhead owns majority interest in subsidiaries commercializing diverse technologies, including anti-cancer drugs, RNAi therapeutics, compound semiconductor materials and nanotube technology.

•	The Patent Toolbox: Arrowhead has acquired or exclusively licensed patents and patent applications covering a broad range of nanotechnology. The Company actively adds to its intellectual property portfolio.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, the future success of our scientific studies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our Annual Report on Form 10-K and 10-K/A, recent and forthcoming Quarterly Reports on Form 10-Q and 10-Q/A, recent Current Reports on Forms 8-K and 8-K/A, our Registration Statement on Form S-3, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Contact

Virginia E. Dadey

Telephone: 212-541-3707

Email: vdadey@arrowres.com